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                                                                   EXHIBIT 99.02

                         NOTICE OF GUARANTEED DELIVERY
                         FOR TENDER OF ALL OUTSTANDING
                   11% SENIOR NOTES DUE 2006 IN EXCHANGE FOR
                         NEW 11% SENIOR NOTES DUE 2006
                                       OF
                                G+G RETAIL, INC.

  Registered holders of our outstanding notes who want to tender their outstanding notes in exchange for a similar new note and whose outstanding notes are not immediately available, or who cannot deliver their outstanding notes and letter of transmittal (and any other documents required by the letter of transmittal) to the exchange agent, U.S. Bank Trust National Association,
before 5:00 p.m., New York City time, on       , 1999, unless extended, may use
this notice of guaranteed delivery or an equivalent form.


See "The Exchange Offer--Procedures for Tendering" in our prospectus dated
  , 1999.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                           , 1999, UNLESS EXTENDED.

  The Exchange Agent is U.S. Bank Trust National Association.

  You can deliver this notice of guaranteed delivery to the exchange agent at the addresses as follows:

    By Hand Delivery or Overnight
            Courier:

                                          By Registered or Certified Mail:
                                          U.S. Bank Trust National Association
U.S. Bank Trust National Association                 P.O. Box 64485
   Fourth Floor--Bond Drop Window            St. Paul, Minnesota 55164-9549
         180 East 5th Street                    Attn: Specialized Finance
      St. Paul, Minnesota 55101
      Attn: Specialized Finance


  You can also deliver this notice of guaranteed delivery by facsimile transmission to the exchange agent at (651) 244-1537. However, if you deliver by facsimile transmission, you must confirm your delivery by calling (651) 244-4512 and you must deliver the original notice of guaranteed delivery by guaranteed overnight courier to the exchange agent.

  If you deliver this notice of guaranteed delivery to any other address or facsimile number, then your delivery will not be valid. See "The Exchange
Offer--Procedures for Tendering" in our Prospectus dated     , 1999.

  You cannot use this notice of guaranteed delivery to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an eligible institution (as defined in the letter of transmittal), the signature guarantee must appear in the applicable space provided on the letter of transmittal for guarantee of signatures.

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Ladies and Gentlemen:

  The undersigned is tendering the principal amount of outstanding notes indicated below on the terms and subject to the conditions contained in the prospectus. By signing this notice of guaranteed delivery, the undersigned acknowledges receipt of the prospectus.

  The undersigned understands that tenders of outstanding notes under the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the expiration date. Tenders may be withdrawn if the exchange offer is terminated without any outstanding notes being exchanged or as otherwise described in the prospectus.

  All authority conferred or agreed to be conferred by this notice of guaranteed delivery will survive the death or incapacity of the undersigned. Every obligation of the undersigned under this notice of guaranteed delivery will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                   DESCRIPTION OF OUTSTANDING NOTES TENDERED

                                             Certificate
               Name and Address              Number(s) of
                 of Registered            Outstanding Notes             Principal
 Name of        Holder as They           Tendered (or Account           Amount of
Tendering        Appear on the                 Number at               Outstanding
 Holder        Outstanding Notes         Book-Entry Facility)         Notes Tendered
---------      -----------------         --------------------         --------------






                            PLEASE COMPLETE AND SIGN

Name(s) of Registered Holder(s): _______________________________________________
Signature(s)*: _________________________________________________________________
Name(s) (please print): ________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________

Telephone Number:_______________________________________________________________
Date: __________________________________________________________________________

If outstanding notes will be tendered by book-entry transfer at The Depository Trust Company, known as DTC, provide the following information:

  DTC Account Number: ________________________________________________________

  Date: ______________________________________________________________________

*See instructions below.

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 This notice of guaranteed delivery must be signed by:

  . the holder(s) exactly as its name(s) appears on the certificate(s) for the outstanding notes being tendered;

  . the holder(s) of outstanding notes exactly as its name(s) appear on a security position listing maintained by DTC as the registered owner of outstanding notes; or

  . the person(s) authorized to become a holder(s) by documents transmitted with this notice of guaranteed delivery.

  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

      Please print name(s) and address(es):

 Name(s):     _____________________________
              _____________________________
 Capacity:    _____________________________
 Address(es): _____________________________
              _____________________________
              _____________________________

THE UNDERSIGNED MUST COMPLETE THE FOLLOWING GUARANTEE.

                             GUARANTEE OF DELIVERY

                 (Not to be used for signature guarantee.)

  The undersigned, a member of a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees to deliver to the exchange agent at one of its addresses set forth above, the certificates representing the outstanding notes, or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at the book-entry transfer facility, a properly completed and signed letter of transmittal, or a facsimile, with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Name of Firm: __________________________________________________________________
Authorized Signature: __________________________________________________________
Name: __________________________________________________________________________
Title: _________________________________________________________________________
Address: _______________________________________________________________________
    -------------------------------------------------------------------------
Area Code and Telephone Number: ________________________________________________
Date: __________________________________________________________________________

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT WITH A PROPERLY COMPLETED AND SIGNED LETTER OF TRANSMITTAL.

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